UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) January 16, 2007

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 5, 2007, Paul Bundonis, 45, was appointed Chief Workshop Bear of Build-A-Bear Workshop, Inc. (the “Company”). In connection therewith, on January 16, 2007, the Company entered into an Employment, Confidentiality and Noncompete Agreement with Mr. Bundonis. The agreement has an initial term of three years from January 16, 2007 and renews thereafter for successive three-year periods unless either party gives notice of non-renewal no later than 90 days prior to the expiration of the then-current term. The agreement may be terminated by us prior to the end of any term upon death, disability, for cause (as defined in the agreement) or without cause. Mr. Bundonis may terminate the agreement in the event we materially breach the agreement and do not cure such breach within 30 days. If we terminate Mr. Bundonis’ employment without cause or if Mr. Bundonis terminates his employment for good reason (as defined in the agreement), we are obligated to continue his base salary for a period of 12 months after his termination, with such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for his services, Mr. Bundonis will receive an annual base salary at a rate not less than $225,000, which rate will be reviewed annually and be commensurate with similarly situated executives in similarly situated firms. If Mr. Bundonis’ performance targets are achieved, his salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. In addition, Mr. Bundonis will be entitled to an annual bonus of not less than 35% of his base salary for any fiscal year should the Company meet certain financial targets, payable in either cash, stock, stock options or a combination thereof. In the event that Mr. Bundonis is terminated because of death, disability, by the Company without cause or by Mr. Bundonis for good reason (as defined in the agreement), the bonus will be pro-rated. The Employment Agreement also provides that for the term of the agreement and for one year thereafter, Mr. Bundonis may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where we have established a retail presence.

Prior to his appointment as Chief Workshop Bear, Mr. Bundonis was the Company’s Managing Director of Stores-West since May of 2006.  Prior to joining us, Mr. Bundonis was the President and Chief Operating Officer and consultant for OLLY Shoes from August of 2003 to April of 2006, and Director of Operations for the Express division of Limited Brands Inc. from December 2000 to April of 2003. We are not aware of any transaction involving Mr. Bundonis that requires disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Bundonis and any director or executive officer of the Company.

A copy of the employment agreement is furnished as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the employment agreement contained herein is qualified in its entirety by the full text of such exhibit.

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Item 9.01.           Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment, Confidentiality, and Noncompete Agreement between Build-A-Bear Workshop, Inc. and Paul Bundonis dated January 16, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: January 18, 2007	By:	/s/ Tina Klocke
Name: Tina Klocke Title: Chief Financial Bear, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment, Confidentiality, and Noncompete Agreement between Build-A-Bear Workshop, Inc. and Paul Bundonis dated January 16, 2007

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